Exhibit 99.1

Quoin Pharmaceuticals Announces Pricing of $7.0 Million Public Offering

ASHBURN, Va., February 22, 2023 (GLOBE NEWSWIRE) -- Quoin Pharmaceuticals Ltd. (NASDAQ: QNRX) (the “Company” or “Quoin”), a clinical stage, specialty pharmaceutical company focused on rare and orphan diseases, today announced the pricing of its "reasonable best efforts" public offering of 24,750,000,000 ordinary shares represented by 4,950,000 American Depositary Shares at a purchase price of $1.00 per ADS and pre-funded warrants to purchase 10,250,000,000 ordinary shares represented by 2,050,000 American Depositary Shares at a per pre-funded warrant price of $0.9999 (with each ADS and pre-funded warrant accompanied by an ordinary warrant) for an aggregate gross proceeds of approximately $7.0 million before deducting placement agent fees and other offering expenses.

The closing of the offering is expected to occur on or about February 24, 2023, subject to the satisfaction of customary closing conditions. The Company intends to use the net proceeds from the offering for general corporate purposes. In connection with the offering, the Company intends to enter into an agreement with existing investors of the Company who participated in this offering to reduce the exercise price of outstanding warrants to purchase up to 2,840,000 ADS, in the aggregate, which were issued in the Company's August 2022 public offering (the "Prior Warrants") from $5.00 per ADS to $1.10 per ADS, effective upon the closing of this offering. Additionally, the term of the Prior Warrants will be amended such that the new termination date will be February 24, 2028.

A.G.P./Alliance Global Partners is acting as the lead placement agent for the offering.

Maxim Group LLC and Aegis Capital Corp. are acting as co-placement agents for the offering.

A registration statement on Form S-1, as amended (No. 333-269543) (“Form S-1”), relating to the offering was filed with the Securities and Exchange Commission (“SEC”), and it was declared effective on February 10, 2023. The offering is being made only by means of a prospectus forming part of the effective registration statement. Copies of the preliminary prospectus and, when available, copies of the final prospectus, relating to the offering may be obtained on the SEC’s website located at http://www.sec.gov. Electronic copies of the final prospectus relating to the offering may be obtained, when available, from A.G.P./Alliance Global Partners, 590 Madison Avenue, 28th Floor, New York, NY 10022, or by telephone at (212) 624-2060, or by email at prospectus@allianceg.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation, or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Quoin Pharmaceuticals Ltd.

Quoin Pharmaceuticals Ltd. is a clinical stage specialty pharmaceutical company focused on developing and commercializing therapeutic products that treat rare and orphan diseases. We are committed to addressing unmet medical needs for patients, their families, communities and care teams. Quoin’s innovative pipeline comprises four products in development that collectively have the potential to target a broad number of rare and orphan indications, including Netherton Syndrome, Peeling Skin Syndrome, Palmoplantar Keratoderma, Scleroderma, Epidermolysis Bullosa and others. For more information, visit: www.quoinpharma.com or LinkedIn for updates.

Cautionary Note Regarding Forward Looking Statements

The Company cautions that statements in this press release that are not a description of historical facts, including, but not limited to, statements regarding the offering, the expected gross proceeds and the expected closing of the offering, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words referencing future events or circumstances such as "expect," "intend," "plan," "anticipate," "believe," and "will," among others. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon the Company’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties. More detailed information about the risks and uncertainties affecting the Company is contained under the heading "Risk Factors" included in Form S-1 and in other filings the Company has made and may make with the SEC in the future. One should not place undue reliance on these forward-looking statements, which speak only as of the date on which they were made. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. The Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made, except as may be required by law.

For further information, contact:

Investor Relations

PCG Advisory

Stephanie Prince

sprince@pcgadvisory.com

(646) 863-6341